UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2007

ProUroCare Medical Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-103781	20-1212923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5500 Wayzata Blvd., Suite 310, Golden Valley, MN	55416
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 952-476-9093

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01  Entry into Material Definitive Agreements

Cooperation Agreement with Artann Laboratories Inc.

On April 16, 2007 ProUroCare Medical Inc. (the “Company”) entered into an agreement (the “Cooperation Agreement”) with Artann Laboratories Inc. (“Artann”) in which the parties agreed to terminate their existing Research and Development Agreement and to use their best efforts to finalize a new development agreement within a reasonable period of time.  The Cooperation Agreement establishes a platform for joint cooperation in establishing the new development agreement, which will define a process for the joint development of a next generation prostate mechanical imaging system with enhanced functionalities.

The Cooperation Agreement terminates the Research and Development Agreement, and releases each party from all undischarged obligations and liabilities under that agreement.

Under the terms of the Cooperation Agreement, the Company agreed to pay $60,000 in fees originally due to Artann under the Research and Development Agreement, related to submission of two patents and associated patent attorney fees.  Further, the Company agreed to issue to Artann five-year warrants to acquire 200,000 shares of its common stock at $0.41 per share, thus fulfilling another obligation under the Research and Development Agreement.  The Company also agreed to pay Artann $35,000 on May 4, 2007, as a first payment for work already completed under the proposed Development Agreement.

Short-term Loan from Company Director

On April 17, 2007, the Company’s wholly owned subsidiary ProUroCare Inc. borrowed, for short-term working capital needs, $75,000 from Alexander Nazarenko, a Director of the Company.  In consideration, ProUroCare Inc. executed and delivered to Mr. Nazarenko a $75,000 unsecured demand promissory note.  The note bears interest at an annual rate of prime plus one percent and is payable on or before May 15, 2007.

Item 8.01.  Other Events.

The Annual Meeting of Stockholders for ProUroCare Medical Inc. (the “Company”) will be held on June 5, 2007 at the Colonnade Building, Lower Level, Conference Room C, 5500 Wayzata Avenue, Golden Valley, Minnesota 55416, at 3:30 p.m. local time. (the “Annual Meeting”).

Because the date of the Annual Meeting will be more than 30 days before the anniversary date of last year’s annual meeting, the Company is informing its stockholders, pursuant to Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the following deadlines for stockholder proposals.  In order for a stockholder proposal made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4 (c)(l) under the Exchange Act, such proposal must be received by the Company at its principal executive offices on or before the date that the Company mails its proxy materials for the Annual Meeting, which the Company expects will be on or about May 8, 2007.  Additionally, as described in the proxy statement for the 2005 Annual Meeting of Stockholders, the date by which stockholder proposals needed to be received for inclusion at the 2006 Annual Meeting of Stockholders expired on April 14, 2007.

Stockholder proposals should be directed to the attention of Richard Thon, Chief Financial Officer, 5500 Wayzata Blvd., Suite 310, Golden Valley, MN 55416.

Item 9.01   Financial Statements and Exhibits

(c)	Exhibits

99.1	Press release of ProUroCare Medical Inc. dated April 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROUROCARE MEDICAL INC.

	By:	/s/ Richard C. Carlson
April 17, 2007		Richard C. Carlson
Chief Executive Officer